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                                                                       EXHIBIT 5

                 [GOODSILL ANDERSON QUINN & STIFEL LETTERHEAD]



                                November 1, 2001




Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii  96813

Ladies and Gentlemen:

     Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), has filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the registration of 1,725,000 shares of Common Stock, without par value of the Company (the "Shares"), together with 1,725,000 rights to purchase shares of the Company's Series A Junior Participating Preferred Stock (the "Rights").

     In connection with the filing of the Registration Statement, we have examined the Registration Statement, the Restated Articles of Incorporation of the Company, as amended, and such corporate and other records, certificates and documents and such matters of fact and law as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We are members of the bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the laws of the State of Hawaii.

     Based on the foregoing, we advise you that in our opinion:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

     2. When the Shares have been duly issued and sold as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.




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Hawaiian Electric Industries, Inc.
November 1, 2001
Page Two



     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration statement and to the references to our firm under the caption "Validity of Common Stock" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ GOODSILL ANDERSON QUINN & STIFEL
                                       A Limited Liability Law Partnership LLP